UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021 (October 28, 2021)

OFG Bancorp

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $1.00 per share	OFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of OFG Bancorp (the “Company”) continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. On October 28, 2021, the Board elected Rafael Vélez to the Board of Directors effective immediately. Mr. Vélez was also appointed to the Company’s Audit Committee. The Board also nominated Annette Franqui for election to the Board at the 2022 annual meeting of shareholders with her term expected to commence at the Company’s regularly scheduled Board meeting in July.

Rafael Vélez

Rafael Vélez is the Founder and President of Atabey Capital (2016), a private equity advisement firm, and Campo Alegre (2016), a 500-acre pineapple farm in Puerto Rico. Previously from 2007 until 2019, he was the Founder and President of Putney Capital Management with offices in Santo Domingo, Dominican Republic and Puerto Rico, a non-discretionary advisor to an investment fund with investments in the energy, agroindustry and construction material sectors in the Caribbean and North of Latin American region. From 2004 to 2012, he was the founding partner of Barreto & Vélez, a CPA firm specialized in advising clients manage inherent risks through sound corporate governance practices. Mr. Vélez also serves as Board member of the Boys & Girls Club of Puerto Rico as well as YPO Puerto Rico and is a member of the Georgetown Latin American Policy Association.

There is no arrangement or understanding between Mr. Vélez and any other persons pursuant to which he was elected to the Board of Directors, and his compensation will be established pursuant to the non-executive director compensation program described in the Company’s proxy statement. There has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which the newly elected director or any member of his immediate family had or will have a direct or indirect material interest.

Annette Franqui

Annette Franqui is a Founding Partner, President and Chief Investment Officer of Forrestal Capital, a business and investment advisory firm formed in 2003 to service the original Latin American founding families of Panamerican Beverages (Panamco). Forrestal Capital invests primarily in direct private equity and venture capital transactions in diverse industries. Ms. Franqui is also a member of the Board of Directors of Arcos Dorados Holdings Inc. (NYSE:ARCO) and a member of its Compensation and Nomination Committee. Previously, she served as the Chief Financial Officer for Panamco and as a Managing Director at J.P. Morgan. Ms. Franqui is currently serving a term as Chairperson of the Board of Directors of AARP and had previously served as a Director and member of its Audit and Finance Committee since 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFG BANCORP

Date: November 3, 2021	By:	/s/ Hugh González
Hugh González
General Counsel